Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2015 First Quarter Results

Van Nuys, CA - November 18, 2014 - Trio-Tech International (NYSE MKT:TRT) today announced financial results for the first quarter of fiscal 2015.
For the three months ended September 30, 2014, revenue decreased to $8,093,000 compared to revenue of $9,497,000 for the first quarter of fiscal 2014.  Semiconductor testing services revenue increased 14.1% to $4,618,000 for this year's first quarter compared to $4,048,000 for the same period last fiscal year, but this growth was offset by a 36.5% decrease in products revenue to $3,432,000 for the first quarter of fiscal 2015 compared to $5,405,000 for the same period in fiscal 2014.  The decrease in products revenue was primarily due to the postponement of order deliveries as requested by a customer in Singapore and a customer in the United States.  Products revenue was also affected by reduced capital spending by customers for facility and equipment upgrades, compared to the same period in fiscal 2014.
The net loss attributable to Trio-Tech common shareholders for the first quarter of fiscal 2015 was $136,000, or $0.04 per basic and diluted share, which included income from the discontinued fabrication services business of $14,000, or $0.00 per share.  This compares to a net loss attributable to Trio-Tech common shareholders of $17,000, or $0.01 per basic and diluted share, in the first quarter of fiscal 2014, which included a loss from the discontinued fabrication services business of $23,000, or $0.01 per share. Trio-Tech terminated its fabrication facilities lease in December 2012 and discontinued this segment in the fourth quarter of fiscal 2013.
Gross margin for this year's first quarter was 22.2% compared to 22.0% for the same period in fiscal 2014.  Operating expenses decreased to $1,931,000 for the first quarter of fiscal 2015 compared to $2,104,000 for the same period last fiscal year, primarily because of a $105,000 reduction in stock option expense for this year's first quarter versus the same period in fiscal 2014.
The loss from operations for the first quarter of fiscal 2015 was $134,000.  This compares to a loss from operations for the first quarter of fiscal 2014 of $13,000.
Cash provided by operations for the first quarter of fiscal 2015 was $466,000.  This compares to cash provided by operations for the first quarter of fiscal 2014 of $1,213,000.
Shareholders' equity at September 30, 2014 was $20,922,000, or $5.96 per outstanding share, compared to $20,833,000, or $5.93 per outstanding share, at June 30, 2014.  There were approximately 3,513,000 common shares outstanding at September 30, 2014 and June 30, 2014.
S.W. Yong, Trio-Tech's CEO, said, "While we were disappointed by the postponement of two orders for equipment from customers in this year's first quarter, we expect to ship these orders during the second or third quarter this year and we remain optimistic about the outlook for Trio-Tech.  Our core semiconductor manufacturing equipment and semiconductor testing services businesses continued to run efficiently in the first quarter, as evidenced by the slight improvement in gross margin and solid cash flow despite the decline in revenue compared to the same period in fiscal 2014.

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Trio-Tech Reports Fiscal 2015 First Quarter Results
November 18, 2014
Page Two

"We remain attentive to the evolving needs of our international customers and strive to further refine our operations.  This formula has proven its worth in the past, and we believe will continue to support our success in the future."

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, oil and gas equipment fabrication and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)
$4967

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended
	September 30,
Revenue	2014	2013
Products	$3,432	$5,405
Testing Services	4,618	4,048
Other	43	44

	8,093	9,497
Costs of Sales
Cost of products sold	3,213	4,346
Cost of testing services rendered	3,049	3,025
Other	34	35
	6,296	7,406
Gross Margin	1,797	2,091

Operating Expenses:
General and administrative	1,738	1,834
Selling	131	205
Research and development	47	52
Impairment loss on property, plant and equipment	15	--
Loss on disposal of property, plant and equipment	--	13

Total operating expenses	1,931	2,104

Loss from Operations	(134)	(13)

Other (Expenses) Income
Interest expense	(64)	(68)
Other income, net	46	164

Total other (expenses) income	(18)	96

(Loss) Income from Continuing Operations before Income Taxes	(152)	83

Income Tax Benefit	46	43

(Loss) Income from Continuing Operations before Non-controlling Interest, net of tax	(106)	126

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	26	(42)

NET (LOSS) INCOME	$(80)	$84

Less: Net income attributable to the non-controlling interest	56	101

Net Loss attributable to Trio-Tech International	(136)	(17)

Net Loss Attributable to Trio-Tech International Common Shareholders:
(Loss) income from continuing operations, net of tax	(150)	6
Income (loss) from discontinued operations, net of tax	14	(23)

Net Loss Attributable to Trio-Tech International	$(136)	$(17)

Comprehensive Income (Loss) Attributable to Trio-Tech Shareholders:

Net (loss) income	$(80)	$84
Foreign currency translation, net of tax	160	(183)
Comprehensive Income (Loss)	80	(99)
Less: Comprehensive income (loss) attributable to non-controlling Interest	113	(4)
Comprehensive (Loss) Attributable to Trio-Tech Shareholders	(33)	(95)

Basic and Diluted loss per share from continuing operations	$(0.04)	$0.00
Basic and Diluted loss per share from discontinued operations	(0.00)	(0.01)
Basic and Diluted Loss per Share	$(0.04)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	3,513	3,399

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2014	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,157	$2,938
Short-term deposits	104	102
Trade accounts receivable, net	7,850	8,625
Other receivables	413	311
Loans receivable from property development projects	--	--
Inventories, net	1,494	1,106
Prepaid expenses and other current assets	260	205

Total current assets	12,278	13,287

DEFERRED TAX ASSETS	382	388
INVESTMENTS	--	--
INVESTMENT PROPERTIES, Net	1,752	1,765
PROPERTY, PLANT AND EQUIPMENT, Net	13,326	13,541
LOAN RECEIVABLES FROM PROPERTY DEVELOPMENT PROJECTS	814	805
OTHER ASSETS	1,306	1,263
RESTRICTED TERM DEPOSITS	3,477	3,541

TOTAL ASSETS	$33,335	$34,590

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$3,048	$3,767
Accounts payable	3,244	3,162
Accrued expenses	2,685	3,046
Income taxes payable	216	214
Current portion of bank loans payable	292	448
Current portion of capital leases	71	81

Total current liabilities	9,556	10,718

BANK LOANS PAYABLE, net of current portion	2,504	2,598
CAPITAL LEASES, net of current portion	185	200
DEFERRED TAX LIABILITIES	129	202
OTHER NON-CURRENT LIABILITIES	39	39

TOTAL LIABILITIES	12,413	13,757

COMMITMENTS AND CONTINGENCIES

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares issued and outstanding at September 30, 2014, and June 30, 2014	10,882	10,882
Paid-in capital	2,981	2,972
Accumulated retained earnings	1,589	1,725
Accumulated other comprehensive gain-translation adjustments	3,625	3,522

Total Trio-Tech International shareholders' equity	19,077	19,101

NON-CONTROLLING INTEREST	1,845	1,732

TOTAL EQUITY	20,922	20,833

TOTAL LIABILITIES AND EQUITY	$33,335	$34,590

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130